Exhibit 99.1

First Eagle Alternative Capital BDC Reports Third Quarter 2022 Financial Results and Declares a Dividend of $0.11 Per Share

BOSTON – November 8, 2022 – First Eagle Alternative Capital BDC, Inc. (NASDAQ: FCRD) (“First Eagle Alternative Capital BDC” or the “Company”), a direct lender to middle market companies, today announced financial results for its third fiscal quarter ended September 30, 2022. Additionally, the Company announced that its Board of Directors (the “Board”) has declared a fourth fiscal quarter 2022 dividend of $0.11 per share payable on December 30, 2022, to stockholders of record as of December 15, 2022.

HIGHLIGHTS

($ in millions, except per share amounts)

Portfolio results	As of September 30, 2022
Total assets	$380.2
Investment portfolio, at fair value	$363.2
Net assets	$153.9
Net asset value per share	$5.14
Weighted average yield on investments	8.2%

	Quarter ended September 30, 2022	Quarter ended September 30, 2021
Portfolio activity
Total portfolio investments made, at par	$24.7	$42.5
Total portfolio investments made, at cost	$24.2	$41.7
Number of new portfolio investments	3	8
Number of portfolio investments at end of period	73	68
Operating results
Total investment income	$8.9	$8.4
Net investment income	$3.9	$3.3
Net (decrease) increase in net assets from operations	($1.5)	$2.7
Net investment income per share	$0.13	$0.11
Dividends declared per share	$0.11	$0.10

PORTFOLIO AND INVESTMENT ACTIVITY

In the third quarter, the Company closed on three new investments totaling $12.1 million at par and an additional $12.6 million at par in follow-on investments, including delayed draw and revolver fundings.

Notable new investments during the third quarter at par were:

•	$4.8 million first lien senior secured term loan in Bandon Fitness (Texas) Inc.;

•	$3.7 million first lien senior secured term loan in The Carlstar Group LLC; and

•	$3.5 million first lien senior secured term loan in Point Quest Acquisition, LLC.

Notable realizations for the quarter included:

•	Repayment of a first lien broadly syndicated loan in GC EOS Buyer, Inc. at par, which resulted in total proceeds of $3.9 million.

As of September 30, 2022, these transactions, offset by changes in net unrealized depreciation on the portfolio during the quarter, bring the total fair value of First Eagle Alternative BDC’s investment portfolio to $363.2 million across 73 portfolio investments. The Company’s investment portfolio by investment type at fair value is presented below ($ in millions):

Description	Fair Value	Percentage of Total
First lien senior secured debt	$306.8	84.4%
Investment in Logan JV	45.6	12.5%
Second lien debt	6.7	1.9%
Investments in funds	2.8	0.8%
Equity investments	1.3	0.4%

Total investments	$363.2	100.0%

As of September 30, 2022, the weighted average yield of the debt and income-producing securities, including the Logan JV, LLC (the “Logan JV”), in the investment portfolio at their current cost basis was 8.2 percent. As of September 30, 2022, First Eagle Alternative Capital BDC had loans on non-accrual status with an aggregate amortized cost of $34.2 million and fair value of $6.7 million, or 7.5 percent and 1.9 percent of the portfolio’s amortized cost and fair value, respectively. As of September 30, 2022, 96.7 percent of the Company’s income-producing debt investments bore interest based on floating rates, such as the London Interbank Offered Rate, or LIBOR, or the Secured Overnight Financing Rate, or SOFR, most of which are subject to interest rate floors.

This compares to the portfolio as of December 31, 2021, which had a fair value of $392.1 million across 76 portfolio investments. First Eagle Alternative Capital BDC’s investment portfolio by investment type at fair value as of December 31, 2021 is presented below ($ in millions):

Description	Fair Value	Percentage of Total
First lien senior secured debt	$299.6	76.4%
Investment in Logan JV	72.8	18.6%
Second lien debt	12.9	3.3%
Investments in funds	3.7	0.9%
Equity investments	3.1	0.8%

Total investments	$392.1	100.0%

As of December 31, 2021, the weighted average yield of the debt and income-producing securities, including the Company’s investment in Logan JV, LLC (the “Logan JV”), in the investment portfolio at their cost basis was 6.5 percent. As of December 31, 2021, First Eagle Alternative Capital BDC had loans on non-accrual status with an aggregate amortized cost of $19.7 million and fair value of $9.1 million, or 4.4 percent and 2.3 percent of the portfolio’s amortized cost and fair value, respectively. As of December 31, 2021, 96 percent of the Company’s income-producing debt investments bore interest based on floating rates, such as the London Interbank Offered Rate, or LIBOR, some of which are subject to interest rate floors.

RESULTS OF OPERATIONS

Investment income

A breakdown of investment income for the three months ended September 30, 2022 and 2021 is presented below ($ in millions):

	Three months ended September 30,
	2022	2021
Interest income on debt securities
Cash interest	$6.2	$5.6
PIK interest	0.1	0.1
Prepayment premiums	—	0.2
Net accretion of discounts and other fees	0.2	0.4

Total interest on debt securities	6.5	6.3
Dividend income	2.1	1.7
Other income	0.3	0.4

Total investment income	$8.9	$8.4

The increase in investment income between periods was primarily due to an increase in the dividend income from Logan JV resulting from the enhanced earnings of Logan JV’s investment in LJV MM CLO, as well as an increase in interest income due to portfolio expansion and rising benchmark rates. The increase in investment income was partially offset by a decrease in prepayment premiums and accelerated amortization.

Expenses

A breakdown of expenses for the three months ended September 30, 2022 and 2021 is presented below ($ in millions):

	For the three months ended September 30,
	2022	2021
Expenses
Interest and fees on borrowings	$3.1	$2.9
Base management fees	1.0	1.0
Other expenses	0.7	0.9
Administrator expenses	0.2	0.2

Total expenses	5.0	5.0
Management fee waiver	—	—

Total expenses, net of fee waivers	5.0	5.0
Total expenses after taxes	$5.0	$5.0

Expenses between the three month periods were flat, with an increase in interest and fees on borrowings due to rising benchmark rates being offset by a small decrease in other expenses for the period.

Net investment income

Net investment income totaled $3.9 million and $3.3 million for the three months ended September 30, 2022 and 2021, respectively, or $0.13 and $0.11 per share, respectively, based upon 29,922,028 and 30,109,384 weighted average common shares outstanding, respectively.

The increase in net investment income for the three-month periods is primarily attributable to an increase in the dividend income from Logan JV resulting from the enhanced earnings of Logan JV’s investment in LJV MM CLO and an increase in interest income due to portfolio expansion and rising benchmark rates. The increase was partially offset by a decrease in prepayment premiums and accelerated amortization.

Net realized gains and losses, net of income tax provision

For the three months ended September 30, 2022, the Company recognized a net realized gain on portfolio investments of $0.2 million in connection with a distribution received from a certain investment in funds.

For the three months ended September 30, 2021, the Company recognized a net realized gain on portfolio investments of $0.1 million, in connection with a distribution and reduction in the expected proceeds from certain escrows.

Net change in unrealized (depreciation) appreciation on investments

For the three months ended September 30, 2022 and 2021, the Company’s investment portfolio had a net change in unrealized depreciation of $5.6 million and $1.2 million, respectively.

The net change in unrealized depreciation on investments was primarily the result of the performance of certain portfolio investments, including Logan JV and Loadmaster Derrick, investments where we hold controlling interests, as well as Wheels Up and Matilda Jane.

Change in net assets resulting from operations

The net (decrease) increase in net assets resulting from operations totaled ($1.5) million and $2.7 million, or ($0.04) and $0.09 per share based upon 29,922,028 and 30,109,384 weighted average common shares outstanding, for the three months ended September 30, 2022 and 2021, respectively.

The change in net assets from operations between the three month periods is due primarily to unrealized losses recognized in the three month period ended September 30, 2022, as compared to the three month period ended September 30, 2021.

FINANCIAL CONDITION, INCLUDING LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2022, the Company had cash of $5.7 million.

As of September 30, 2022, the Company had $222.3 million in outstanding borrowings, which comprised $110.7 million outstanding on the revolving credit facility and $111.6 million of notes payable outstanding. As of September 30, 2022, borrowings outstanding had a weighted average interest rate of 5.22 percent. For the nine months ended September 30 2022, the Company borrowed $45.6 million and repaid $49.0 million under the revolving credit facility.

For the nine months ended September 30, 2022, the Company’s operating activities provided cash of $3.8 million primarily in connection with the purchase and repayments of portfolio investments. Financing activities used $3.4 million for net repayments on the credit facility, $9.3 million for distributions to stockholders, $1.0 million for the payment of financing costs, and $0.7 million for the repurchase of common stock.

For the nine months ended September 30, 2021, the Company’s operating activities used cash of $38.5 million, primarily in connection with the purchase and repayments of portfolio investments. Financing activities provided $42.8 million from net borrowings on the credit facility and used $9.0 million for distributions to stockholders and $2.3 million for the payment of financing costs. Additionally, the Company borrowed $69.0 million as part of our issuance of the 2026 notes, and used the proceeds from the 2026 notes issuance to redeem our outstanding 2022 notes for $60.0 million, with the remainder of the proceeds partially repaying the credit facility.

RECENT DEVELOPMENTS

From October 1, 2022 through November 7, 2022, First Eagle Alternative Capital BDC made new and follow-on investments, including revolver and delayed draw fundings, totaling $2.4 million at a combined weighted average yield based upon cost at time of investment of 7.8%.

On November 4, 2022, the Board declared a dividend of $0.11 per share payable on December 31, 2022 to stockholders of record at the close of business on December 15, 2022.

On October 3, 2022, the Company entered into a definitive merger agreement (the “Merger Agreement”) pursuant to which a wholly-owned subsidiary of Crescent Capital BDC, Inc. (“Crescent BDC”) will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Crescent BDC, and the Company will subsequently merge with and into a second wholly-owned subsidiary of Crescent BDC, with the second wholly-owned subsidiary surviving the second merger (the “Transaction”). The boards of directors of both companies, the independent directors of the Company and the independent directors of Crescent BDC have unanimously approved the Transaction. The closing of the Transaction is subject to the satisfaction or (to the extent permitted by law) waiver of certain customary closing conditions, including approval of the Company’s stockholders.

Under the terms of the Merger Agreement, the Company stockholders are expected to receive a combination of (i) Crescent BDC shares valued at 100% of Crescent BDC’s net asset value per share at the time of closing of the Transaction in an aggregate number equal to the Company’s net asset value at closing, up to a maximum of 19.99% of outstanding Crescent BDC shares at the time of closing (“Share Issuance Cap”); (ii) cash from Crescent BDC for any amounts not paid in Crescent BDC shares due to the Share Issuance Cap; and (iii) an additional cash payment from Crescent Cap Advisors, LLC, the investment adviser to the Crescent BDC, of $35 million in aggregate, or approximately $1.17 per share of the Company’s stock. The exchange ratio for the stock component of the merger consideration and the amount of cash from Crescent BDC pursuant to clauses (i) and (ii) in the foregoing sentence will be determined by the respective net asset values of Crescent BDC and the Company at the time of closing. In addition, Company stockholders may make an election to receive the portion of the merger consideration paid by Crescent BDC pursuant to such clauses (i) and (ii) in either Crescent BDC shares or in cash, subject to pro rata cut backs such that the aggregate amount of shared issued and cash paid by Crescent BDC are equal to the amounts described in such clauses (i) and (ii).

CONFERENCE CALL

First Eagle Alternative Capital BDC will host a conference call to discuss these results and its business outlook on November 9, 2022, at 9:30 a.m. Eastern Time.

For those wishing to participate by telephone, please register on its website at www.FEACBDC.com. The Company will also broadcast the conference call live via the Investor Relations section of its website at www.FEACBDC.com. Starting approximately two hours after the conclusion of the call, a replay will be available through November 9, 2023 through the Company’s website.

AVAILABLE INFORMATION

First Eagle Alternative Capital BDC’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.FEACBDC.com.

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	September 30, 2022 (unaudited)	December 31, 2021
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $312,088 and $297,497, respectively)	$297,887	$294,807
Controlled investments (cost of $141,659 and $149,664, respectively)	65,305	97,272
Non-controlled, affiliated investments (cost of $1 and $1, respectively)	—	—
Cash	5,726	16,276
Escrows and other receivables	1,691	1,566
Interest, dividends, and fees receivable	4,173	3,265
Deferred tax assets	2,465	2,261
Deferred financing costs	2,054	1,496
Prepaid expenses and other assets	834	769
Due from affiliate	60	49

Total assets	$380,195	$417,761

Liabilities:
Loans payable	$110,700	$114,100
Notes payable ($111,600 and $111,600 face amounts, respectively, reported net of deferred financing costs of $2,358 and $2,807, respectively)	109,242	108,793
Accrued expenses and other liabilities	995	1,033
Deferred tax liability	1,233	1,556
Base management fees payable	973	1,063
Due to affiliate	2,370	116
Accrued interest and fees	452	276
Accrued administrator expenses	311	118

Total liabilities	$226,276	$227,055

Commitments and contingencies
Net Assets:
Common stock, par value $.001 per share, 100,000 common shares authorized, 29,922 and 30,076 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	30	30
Paid-in capital in excess of par	417,547	418,227
Accumulated deficit	(263,658)	(227,551)

Total net assets	$153,919	$190,706

Total liabilities and net assets	$380,195	$417,761

Net asset value per share attributable to First Eagle Alternative Capital BDC, Inc.	$5.14	$6.34

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
Investment Income:
From non-controlled, non-affiliated investments:
Cash interest income	$6,283	$5,939	$17,562	$16,555
PIK interest income	48	128	156	376
Other income	226	397	711	818
From non-controlled, affiliated investments:
Other income	8	41	24	123
From controlled investments:
Cash interest income	234	204	636	592
Dividend income	2,080	1,652	4,080	4,869

Total investment income	8,879	8,361	23,169	23,333
Expenses:
Interest and fees on borrowings	2,773	2,538	7,667	7,571
Base management fees	973	1,048	3,045	2,890
Administrator expenses	214	218	747	663
Other general and administrative expenses	238	391	846	1,100
Amortization of deferred financing costs	279	350	842	1,029
Professional fees	286	328	1,145	1,157
Directors’ fees	203	175	548	512

Total expenses	4,966	5,048	14,840	14,922
Management fee waiver	—	—	(1,443)	(879)

Total expenses, net of fee waivers	4,966	5,048	13,397	14,043
Income tax provision, excise and other taxes	25	26	75	78

Net investment income	3,888	3,287	9,697	9,212
Realized Gain (Loss) and Change in Unrealized (Depreciation) Appreciation on Investments:
Net realized gain (loss) on investments:
Non-controlled, non-affiliated investments	174	135	(1,568)	(3,456)
Non-controlled, affiliated investments	—	(83)	—	(83)
Controlled investments	—	51	—	51
Extinguishment of debt	—	—	—	(543)

Net realized gain (loss) on investments	174	103	(1,568)	(4,031)

Net change in unrealized (depreciation) appreciation on investments:
Non-controlled, non-affiliated investments	(1,391)	(1,231)	(11,512)	8,238
Controlled investments	(4,232)	(13)	(23,961)	6,394

Net change in unrealized (depreciation) appreciation on investments	(5,623)	(1,244)	(35,473)	14,632

Net realized and unrealized (loss) gain from investments	(5,449)	(1,141)	(37,041)	10,601
Benefit of (provision for) taxes on unrealized loss/gain on investments	46	505	527	(145)

Net (decrease) increase in net assets resulting from operations	$(1,515)	$2,651	$(26,817)	$19,668

Net investment income per common share:
Basic and diluted	$0.13	$0.11	$0.32	$0.31
Net (decrease) increase in net assets resulting from operations per common share:
Basic and diluted	$(0.04)	$0.09	$(0.89)	$0.65
Weighted average shares of common stock outstanding:
Basic and diluted	29,922	30,109	29,954	30,109

About First Eagle Alternative Capital BDC, Inc.

First Eagle Alternative Capital BDC, Inc. (NASDAQ: FCRD) is a closed-end management investment company that has elected to be treated as a business development company under the 1940 Act. The Company’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender to middle market companies and invests primarily in directly originated first lien senior secured loans, including unitranche investments. In certain instances, the Company also makes second lien secured loans and subordinated or mezzanine, debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities and direct equity co-investments. The Company targets investments primarily in middle market companies with annual EBITDA generally between $5 million and $25 million. The Company is headquartered in Boston, with additional origination teams in Chicago, Dallas, Los Angeles and New York. The Company’s investment activities are managed by First Eagle Alternative Credit, LLC (the “Advisor” or the “Adviser”), an investment adviser registered under the Investment Advisers Act of 1940. For more information, please visit www.feac.com.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. These statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” ”should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include but are not limited to, projected financial performance, expected development of the business, anticipated share repurchases or lack thereof, plans and expectations about future investments, plans and expectations concerning future offerings by the Company, including any tender offers, anticipated dividends and the future liquidity of the company. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the risk factors described from time to time in filings by the Company with the Securities and Exchange Commission (the “SEC”). Such factors include: the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the impact of COVID-19 and the availability of effective vaccines, the interest rate environment or financial and capital markets, which could result in changes in the value of our assets; the relative and absolute investment performance and operations of our investment adviser; the impact of increased competition; the impact of future acquisitions and divestitures; the unfavorable resolution of legal proceedings; our business prospects and the prospects of our portfolio companies; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to us or the Advisor; the ability of the Advisor to identify suitable investments for us and to monitor and administer our investments; our contractual arrangements and relationships with third parties; any future financings by us; the ability of the Advisor to attract and retain highly talented professionals; fluctuations in foreign currency exchange rates; the impact of changes to tax legislation and, generally, our tax position; our ability to exit a control investment in a timely manner; the ability to fund Logan JV’s unfunded commitments to the extent approved by each member of the Logan JV investment committee; and the Transaction, the likelihood the Transaction is completed and the anticipated timing of its completion.

The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Additional Information and Where to Find It

This press release is for informational purposes only, is not a recommendation to buy or sell any securities of First Eagle Alternative Capital BDC, Inc., and does not constitute an offer to buy or the solicitation to sell any securities of First Eagle Alternative Capital BDC, Inc.

Investor Contact:

First Eagle Alternative Credit, LLC

Leigh Crosby

(617) 790-6060

Leigh.Crosby@firsteagle.com

Media Contact:

Stanton Public Relations and Marketing, LLC

Charlyn Lusk

(646) 502-3549

clusk@stantonprm.com